SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934



Date of Report: December 12, 1997
(Date of earliest event reported: December 12, 1997)



                      EXPERTELLIGENCE, INC.
(Exact Name of Registrant as specified in its charter)

                            California
(State or other jurisdiction of incorporation)


	2-849630-LA				  95-3506403
 (Commissioner File Number)   (IRS Employer Identification No.)

        203 Chapala Street, Santa Barbara, California 93101
         (Address of principal executive offices)


                        (805) 962-2558
(Registrant's telephone number, including area code)


                          Not Applicable
(Former name or former address, if changed since last report)






ITEM 5.	Acquisition or Disposition of Assets

	On December 12, 1997, Registrant entered into an Stock Reorganization Agreement (the "Reorganization Agreement") with Electronic Offsite Services, Inc., a California corporation with its principal offices in Santa Barbara, California ("EOS"), pursuant to which Registrant would acquire all of the issued and outstanding capital stock of EOS in exchange for Registrant's issuance to the shareholders of EOS a total of up to 326,000 shares of its Common Stock. The consummation of the acquisition is subject to the satisfaction of various customary conditions.

	The acquisition is scheduled to close on or before January 20, 1998. If the condition, financial or otherwise, of EOS is not satisfactory to Registrant, Registrant may terminate the Reorganization Agreement. Either party may terminate the Reorganization Agreement if the merger has not occurred by January 31, 1998, or such other date as the parties may agree.

	The discussion of the Reorganization Agreement and the proposed acquisition set forth above are qualified by the terms of the Stock Reorganization Agreement, a copy of which is attached as an Exhibit to this Report.

ITEM 7.	Exhibits

	2.1  Stock Reorganization Agreement dated as of December
12,
1997, by and between Expertelligence, Inc., a California corporation, and Electronic Offsite Services, Inc., a California corporation, without Exhibits. Registrant will furnish supplementally a copy of any omitted Exhibit that the Commission may request.



SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						EXPERTELLIGENCE, INC.,
						 a California corporation


Date: _________________		By ________________________________
						   Denison W. Bollay,
President




Exhibit 2.1

STOCK REORGANIZATION AGREEMENT

	THIS STOCK REORGANIZATION AGREEMENT (this "Agreement") is made and entered into as of December 12, 1997, by and among the signatory stockholders of ELECTRONIC OFFSITE SERVICES, INC., a California corporation ("EOS"), MICHAEL C. DITMORE, THOMAS J. HARRIMAN, and NORMAN SPRAGUE (individually as a "Shareholder" and collectively as the "Shareholders"), and EXPERTELLIGENCE, INC., a California corporation ("ET"), with reference to the following facts.

	A.	The Shareholders beneficially own more than 50% of the
issued and outstanding shares of capital stock of EOS. In addition, the Shareholders are Directors of EOS and collectively constitute a majority of the authorized number of Directors of EOS.

	B.	ET desires to acquire from the Shareholders, and the
Shareholders desire to transfer to ET, all of the shares of the issued and outstanding capital stock of EOS owned by them on the terms and subject to the conditions hereinafter set forth.

	C.	Each remaining non-signatory shareholder of EOS is entering
into a Short-Form Stock Reorganization Agreement with ET, which
Agreements provide for ET's acquisition from each such shareholder of all of its shares of capital stock of EOS owned by such shareholders.

	D.	Upon consummation of the transactions contemplated by this
Agreement and the Short-Form Agreements, ET will own all of the issued and outstanding capital stock of EOS.

	E.	The parties intend that the transactions contemplated in
this Agreement and the Short-Form Agreements will be treated for income tax purposes as a tax-free B-reorganization under Section 368(a)(1)(B) of the Code.

	NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Definitions.  For purposes of this Agreement, the terms set forth below shall be used as they are defined in this Section.

	1.1 	Affiliate.  "Affiliate" shall mean any entity controlling,
controlled by or under common control with a Person. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act.

	1.2 	Applicable Law.  "Applicable Law" means any statute, law,
rule, or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

	1.3 	Balance Sheet.  "Balance Sheet" shall mean the unaudited
balance sheet of EOS for the fiscal year ended September 30, 1997.

	1.4 	Code.  "Code" means the Internal Revenue Code of 1986, as
amended.

	1.5 	Commission.  "Commission" shall mean the Securities and
Exchange Commission.

	1.6 	Company Documents.  "Company Documents" shall mean and
include the Registration Rights Agreement and the Non-Competition
Agreement.

	1.7 	Encumbrance.  "Encumbrance" means any claim, lien, pledge,
option, charge, easement, security interest, right-of-way, encumbrance or other rights of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

	1.8 	EOS Shares.  "EOS Shares" means the shares of Common Stock
of EOS owned, beneficially and of record, by the Shareholders and to be transferred to ET under this Agreement.

	1.9 	ET Shares.  "ET Shares" means the shares of Common Stock of
ET to be issued to the Shareholders under this Agreement.

	1.10 	Exchange Act.  "Exchange Act" means the U.S. Securities
Exchange Act of 1934, as amended.

	1.11 	Financial Statements.   "Financial Statements" shall mean
and include the unaudited balance sheet of EOS as of September 30, 1996, and September 30, 1997, the related statements of income and retained earnings and the related statements of cash flows for the periods then ended, certified by EOS's Chief Financial Officer. A true, correct and complete copy of the Financial Statements is set forth in Exhibit B hereto.

	1.12 	Intellectual Property.  "Intellectual Property" means and
includes all inventions, computer software programs, applications and related documentation (including all source code and object code versions and documentation), patents, patent applications, copyrights and copyright rights, mask works and mask work rights, trademarks, service marks, trade secrets, and other proprietary rights, and all foreign, domestic, federal and state registrations and applications applicable to or covering any or all of the foregoing.

	1.13 	Material Contracts.  "Material Contracts" means, with
respect to EOS:

		1.13.1 	Any contract which involves performance of
services or delivery of goods and/or materials, by or to EOS of an amount or value in excess of $20,000;
		1.13.2 	Any note, debenture, other evidence of
indebtedness, guarantee, loan, letter of credit, surety-bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing;

		1.13.3 	Any lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property;

		1.13.4 	Any material licensing agreement or other
contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the exploitation, appropriation or the nondisclosure of Intellectual Property;

		1.13.5 	Any employment agreement, collective bargaining
agreement or other contract to or with any employee or any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

		1.13.6 	Any bonus, pension, profit sharing, retirement,
stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance plan, contract, understanding with respect to any or all of the employees of EOS;

		1.13.7 	Any joint venture contract, partnership
agreement, limited liability company or other contract (however named);

		1.13.8 	Any agreement granting any preemptive right,
right of first refusal or similar right to any Person;

		1.13.9 	Any covenant not to compete or other
restriction on the ability of EOS to conduct its business or engage in any other activity;

		1.13.10 	Any agreement not made in the ordinary course
of business that is material to EOS; and

		1.13.11 	Any amendment, supplement, and modification
(whether written or oral) in respect of any of the foregoing.

	1.14 	Non-Competition Agreement.  "Non-Competition Agreement"
means the Non-Competition Agreement by Michael C. Ditmore for the benefit of ET substantially in the form attached hereto as Exhibit C.

	1.15 	Permits.  "Permits" shall mean all licenses, permits,
orders, consents, approvals, registrations, authorizations,
qualifications and filings required by any federal, state, local or foreign laws or governmental or regulatory bodies and all industry or other non-governmental self-regulatory organizations.
	1.16 	Permitted Encumbrances.  "Permitted Encumbrances" means (i)
any mechanic's or materialmen's lien or similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (ii) Encumbrances for Taxes not yet due and payable or which are being contested in good faith by appropriate proceeding, for which appropriate reserves have been established, or
(iii) easements, licenses, covenants, rights of way and similar Encumbrances which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of EOS.

	1.17 	Person.  "Person" means any individual, copartner,
association, partnership, joint venture, limited liability company, trust, estate or other entity or organization.

	1.18 	Registration Rights Agreement.  "Registration Rights
Agreement" means the Registration Rights Agreement by and among EOS and the Shareholders substantially in the form attached hereto as Exhibit D.

	1.19 	Return or Returns.  "Return" or "Returns" means all
returns, declarations, reports, statements, and other documents required to be filed in respect of Taxes.

	1.20 	Schedule of Exceptions.  "Schedule of Exceptions" shall
mean that Schedule set forth in Exhibit E hereto.

	1.21 	Securities Act.  "Securities Act" shall mean the U.S.
Securities Act of 1933, as amended.

	1.22 	Short-Form Agreements.  "Short-Form Agreements" mean the
Short-Form Stock Reorganization Agreements to be executed and delivered at the Closing by the shareholders of EOS other than the Shareholders, which shall be substantially in the form set forth in Exhibit F hereto.

	1.23 	Taxes.  "Taxes" shall mean and include all federal, state,
local and foreign income, franchise, gross receipts, business license, sales, use, withholding, employment, property and other taxes imposed on EOS for any taxable period or portion thereof that ends on or before the Closing Date, and all interest, penalties and additions to tax attributable thereto.

	1.24 	Tax Returns.  "Tax Returns" shall mean and include all tax
and information returns, reports and other filings required to be made by EOS with any federal, state, local or foreign governmental agency with respect to any Taxes applicable to or imposed upon EOS with respect to any period ending on or before the Closing Date.

2.	Plan of Reorganization.  The parties hereby adopt this Agreement as a "Plan of Reorganization" within the meaning of Sections 354 and 368(a)(l)(B) of the Code.

3.	Exchange of Shares.

	3.1 	Exchange of EOS Shares.  At the Closing, each of the
Shareholders will transfer and assign to ET the number of EOS Shares set forth opposite the Shareholder's name on Exhibit A hereto and in exchange therefor ET will issue to the Shareholder of the number of ET Shares and the amount of cash in lieu of fractional shares set forth opposite the Shareholder's name on Exhibit A hereto. There shall be no adjustment in the number of ET Shares to be issued under this Agreement by reason of any increase or decrease in the market price of the Common Stock of ET at any time during the period starting on the date of this Agreement and ending on the Closing Date. In no event shall ET be obligated to issue any fraction of a share. The parties acknowledge that the aggregate number of shares of Common Stock that ET shall be obligated to issue under this Agreement and all of the Short-Form Agreements is 326,000 shares and the number of ET Shares issuable to each Shareholder under this Agreement shall be determined on the basis of the total number of shares of Common Stock of EOS outstanding as of the Closing Date.

	3.2 	EOS Options.  At the Closing, each person who, as of the
date of this Agreement, holds any option issued under EOS's 1996 Employee Stock Option Plan shall have surrendered such option in exchange for ET's grant to such person of a corresponding option under ET's 1996 Equity Participation Plan. Set forth on Exhibit G hereto is a true correct and complete list of all persons who, as of the date of this Agreement hold any options issued under EOS's 1996 Employee Stock Option Plan and the terms of the option to be granted to such person at the Closing under ET's 1996 Equity Participation Plan.

	3.3 	EOS Warrants.  At the Closing, all warrants, convertible
securities and other rights to acquire securities of EOS (except only the options described in Section 3.2 above) previously issued by EOS and which have not previously been exercised in full shall be cancelled without liability or obligation to ET.

4.	Closing.

	4.1	Closing Date.  Subject to the terms and conditions of this
Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Reicker, Clough, Pfau & Pyle LLP, 1421 State Street, Suite B, Santa Barbara, California, at 10:00EA.M., California Time, on January 20, 1998 or on such other date as the parties hereto may agree upon in writing (the "Closing Date").

	4.2	Deliveries by Shareholders.  In addition to and without
limiting any other provisions of this Agreement, the Shareholders shall deliver, or cause to be delivered, to ET at the Closing the following:

		4.2.1	Certificates representing all of the EOS Shares owned
by such Shareholders, which certificates shall be either duly endorsed or accompanied by stock powers duly executed with signatures guaranteed;

		4.2.2	Such written resignations, effective on the Closing
Date, of officers and directors of EOS as ET shall have requested;

		4.2.3	One or more certificates of the Shareholders
confirming that (a) all of the representations and warranties of the Shareholders set forth in this Agreement and the Company Documents are true, correct and complete to the same extent as if given as of the Closing Date, (b) each of the Shareholders and EOS has performed all actions and obligations to be performed by such person on or before the Closing Date, and (c) all of the conditions precedent to the Shareholders' obligations to consummate the transactions contemplated in this Agreement have been satisfied or waived on or before the Closing Date;

		4.2.4	All corporate and other records of EOS held by any
Shareholder, including but not limited to, minute books, stock books and registers, books of account, leases and contracts;

		4.2.5	In each case where any of EOS's licenses, leases,
contracts, agreements or commitments require the consent of another party as a result of the consummation of the transactions contemplated hereunder, the consent of each such other party to the consummation of the transactions contemplated hereunder;

		4.2.6	A copy of the Articles of Incorporation of EOS,
certified as of a date not earlier than ten (10) days prior to the Closing Date by the Secretary of State of California;

		4.2.7	Certificates, dated as of a date not earlier than ten
(10) days prior to the Closing Date, of the Secretary of the State and Franchise Tax Board of California and the corresponding agencies of each of the states in which EOS is qualified to transact business as a foreign corporation as to the payment of franchise taxes and the good standing of EOS in such jurisdictions;

		4.2.8	By-Laws of EOS certified, as of the Closing Date, by
the Secretary of EOS;

		4.2.9	An "estoppel letter", in a form reasonably
satisfactory to ET's counsel, from each lessor of real property being leased to EOS, stating that, as of a date not earlier than five (5) days prior to the Closing Date: (i)Esuch lease is in full force and effect and (ii)Eno event has occurred which does or would result in a breach of such lease by EOS; and

		4.2.10	Such other documents, instruments or
certificates as shall be reasonably requested by ET or its counsel.

	4.3	Deliveries By ET.  In addition to, and without limiting any
other provisions of this Agreement, ET shall deliver to the Shareholders at the Closing the following:

		4.3.1 	Certificates representing the ET Shares
deliverable to the Shareholders and cash for any fractional shares as set forth on Exhibit A hereto;

		4.2.3	A certificate of the President of ET confirming that
(a) all of the representations and warranties of ET set forth in this Agreement and the Company Documents are true, correct and complete to the same extent as if given as of the Closing Date, (b) ET has performed all actions and obligations to be performed by it on or before the Closing Date, and (c) all of the conditions precedent to ET's obligations to consummate the transactions contemplated in this Agreement have been satisfied or waived on or before the Closing Date;

		4.3.3	A certified copy of resolutions adopted by the Board
of Directors of ET authorizing the transactions contemplated by this Agreement;

		4.3.4	Certificates, dated as of a date not earlier than ten
(10) days prior to the Closing Date, of the Secretary of State and Franchise Tax Board of the State of California, and the corresponding agencies of each of the states in which ET is qualified to do transact business as a foreign corporation as to the payment of franchise taxes and the good standing of ET in such jurisdictions; and

		4.3.5	Such other documents or certificates as shall be
reasonably requested by the Shareholders or their counsel.

	4.4	Further Deliveries.  The Shareholders and ET shall, on
request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or instruments and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

5.	Representations and Warranties about EOS.  As a material
inducement for ET to enter into and perform its obligations under this Agreement, each of the Shareholders hereby jointly and severally represents and warrants to ET that, except as set forth on the Schedule of Exceptions specifically identifying the relevant Section hereof, all of the following are true and correct. Each of the Shareholders acknowledges that ET is entering into this Agreement in reliance on the accuracy of the representations and warranties set forth in this
Section 5 and ET would not consummate the transactions contemplated herein without the Shareholders providing these representations and warranties.

	5.1 	Organization and Good Standing.  EOS is a corporation duly
organized, validly existing and in good standing under the laws of State of California; has all requisite power to own, lease, license and operate its assets, properties and business and to carry on its business as conducted during the 12-month period prior to the date hereof, as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be so licensed would not have any adverse effect on the enforceability of any of the Material Contracts or EOS's ability to bring lawsuits, or a material adverse effect upon the condition
(financial or otherwise), assets, liabilities, business, operations or prospects of EOS, or EOS's ability to perform fully its obligations under this Agreement and the Company Documents.

	5.2 	Authority to Execute and Perform Agreements.  EOS has all
requisite corporate power, authority and approvals required to enter into, execute and deliver this Agreement and all of the Company
Documents and to perform fully EOS's obligations hereunder and thereunder.

	5.3 	Due Authorization: Enforceability.  EOS has taken all
actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the Company Documents and to consummate the transactions contemplated herein and therein. This Agreement and the Company Documents are, or upon execution and delivery will be, the legal, valid and binding obligations of EOS, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

	5.4 	Capital Structure.  The authorized capital stock of EOS
consists of One Million (1,000,000) shares of Common Stock, without par value. As of the date of this Agreement, there are issued and outstanding Nine Hundred Thousand (900,000) shares of Common Stock.
EOS will file prior to the Closing Date an amendment to its Articles of Incorporation which will increase its authorized capital stock to Four Million s(4,000,000), which will consist of Three Million (3,000,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock. Set forth in Exhibit G hereto is a true, correct and complete schedule as of the date of this Agreement, of the holders of the issued and outstanding shares of capital stock of EOS and of the holders of all outstanding subscriptions, options, rights, warrants, convertible securities, notes and senior notes and other agreements and obligations under which EOS has any obligation to issue or transfer from treasury any shares of capital stock. Except as set forth in Exhibit G hereto, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating EOS to issue or to transfer from treasury any shares of its capital stock of any class or kind whatsoever. At the Closing, the Shareholders shall deliver to ET an updated Exhibit G which shall contain a true, correct and complete schedule of the information as of the Closing Date required to be set forth in Exhibit G. The outstanding shares of Common Stock of EOS are duly and validly issued, fully paid and nonassessable, and, except as set forth on Exhibit G hereto, were issued in compliance with all applicable federal and state securities laws, including but not limited to, the anti-fraud provisions thereof.

	5.5 	Repurchase Offers and Redemptions.  On or before the date
of this Agreement, EOS has neither offered to repurchase or redeem nor repurchased or redeemed any of its securities. All repurchase and redemption offers, repurchases and redemptions by EOS of any of its securities have been duly and validly made in accordance with applicable law.

	5.6 	Subsidiaries and Investments.  EOS does not own, directly
or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity.

	5.7 	Validity of This Agreement.  The execution, delivery, and
performance by EOS of this Agreement and each of the Company Documents and the consummation by EOS of the transactions contemplated by this Agreement and each of the Company Documents, (a) have been duly authorized and approved by all necessary corporate action on the part of EOS, its officers, directors and shareholders, and (b) will not violate any provision of law and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, EOS's Articles of Incorporation, Bylaws, or any Material Contract, judgment, decree, order, or other restriction to which EOS is a party or by which it or any of its properties is bound, and (c) will not result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of EOS pursuant to the terms of its Articles of Incorporation, Bylaws or any Material Contract, instrument, judgment, decree or order applicable to it.

	5.8 	Consents.  No consent, approval, or authorization of or
registration, qualification, designation, declaration, or filing with any governmental authority on the part of EOS is required in connection with the valid execution, delivery, or performance of this Agreement and each of the Company Documents, or the consummation of any other transaction contemplated in this Agreement and each of the Company Documents.

	5.9 	Material Contracts.  As of the date hereof:

		5.9.1 	Each Material Contract is the valid and binding
obligation of EOS and each of the other contracting parties enforceable in all material respects in accordance with its terms against the other contracting parties (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles) and is in full force and effect; and all rights of EOS thereunder are owned free and clear of any lien, claim or other encumbrance;

		5.9.2 	EOS has fulfilled all material obligations
required pursuant to each Material Contract to have been performed by it prior to the date hereof, and EOS has no reason to believe that EOS will not be able to fulfill, when due, all of its obligations under each Material Contract which remain to be performed after the date hereof;

		5.9.3 	Neither EOS nor any other contracting party to
any Material Contract is now in material breach thereof or has breached the same in any material respect within the 12-month period prior to the date hereof; none of EOS and the Shareholders has any knowledge of any anticipated material breach thereof by any such other contracting party; and there is not now, nor has there been in the 12-month period prior to the date hereof, any disagreements or disputes between EOS and any other party to any Material Contract relating to the validity or interpretation of such Material Contract or to the performance by any party thereunder;

		5.9.4 	EOS is not a party to, nor bound by, any
contract or other agreement, or any provision of its Articles of Incorporation or Bylaws which (i) restricts the conduct of EOS' business anywhere in the world or (ii) contains any unusual or burdensome provisions which could reasonably be expected to have a material adverse effect upon its condition (financial or otherwise), assets, liabilities, business, operations or prospects; and

		5.9.5 	EOS is not under any material liability or
obligation with respect to the return of inventory or products sold by EOS which are in the possession of distributors, wholesalers, retailers or customers.

	5.10 	Litigation.  There are no actions, suits, arbitrations,
proceedings, or investigations pending, or to the best of the Shareholders' knowledge, threatened in any court or before any governmental agency or instrumentality against or affecting EOS or the business, operations, financial condition, properties or assets of EOS. There are no actions, suits, arbitrations, proceedings or investigations pending, or, to the best of the Shareholders' knowledge, threatened in any court or before any governmental agency or instrumentality which would prevent the execution and delivery of this Agreement or any of the Company Documents or the carrying out of any of the transactions contemplated in this Agreement or any of the Company Documents, or declare the same unlawful or cause the rescission thereof. Neither EOS nor any of its assets is subject to or in default with respect to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality.

	5.11 	Compliance with Other Instruments.  EOS is not, and no
facts exist on the basis of which, with the passage of time, the giving of notice or both, would cause EOS to be, in violation of or in default of any term of its Articles of Incorporation, Bylaws, or any Material Contract, instrument, judgment, decree or order applicable to it.

	5.12 	Compliance with Laws; Governmental Matters.  EOS has in all
material respects complied with, and is now in all material respects in compliance with, all laws and orders applicable to EOS, and no material capital expenditures will be required in order to insure continued compliance therewith. Section 5.12 of the Schedule of Exceptions sets forth each business license and permit now held by EOS, together with its date of expiration and a brief description of its material terms. Except for the business licenses and permits already held by EOS as disclosed in Section 5.12 of the Schedule of Exceptions, to the best of the Shareholders' knowledge other franchise, license, permit, order or approval of any governmental authority is material to or necessary for the conduct of the business of EOS as previously conducted during the 12-month period prior to the date hereof, as presently conducted or as proposed to be conducted. Each license and permit is in full force and effect; EOS is now and has at all times in the past been in all material respects in full compliance with each thereof, no violations are or have, since the date of the organization of EOS, been recorded by any governmental authority in respect of any thereof, and no proceeding is pending or, to the best of the Shareholders' knowledge, threatened, to revoke, amend or limit any thereof. There are no pending or, to the best of the Shareholders' knowledge, threatened proceedings by or before any governmental authority which involve new special assessments, assessment districts, bonds, Taxes, condemnation actions, laws or orders or similar matters which, if instituted, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business or prospects of EOS.

	5.13 	Articles and Bylaws.  Set forth in Exhibits H and I hereto,
respectively, are true, correct, and complete copies of EOS's Articles of Incorporation, as amended to the date hereof, and Bylaws, as presently in effect.

	5.14 	Intellectual Property.  EOS has valid title to, ownership
of, or valid and outstanding licenses for all Intellectual Property necessary for its business as now conducted and as proposed to be conducted, and without any conflict with or infringement of the rights of others. Set forth in Exhibit J hereto is a true, correct and complete list of all Intellectual Property now owned by EOS or used by EOS in the conduct of its business. None of the employees or officers of EOS has any interest in any of the Intellectual Property used by EOS in its business as now conducted and as proposed to be conducted which are adverse to the interests of EOS therein. There are no outstanding options, licenses, or agreements of any kind relating to any of the Intellectual Property, nor is EOS bound by or a party to any options, licenses or agreements of any kind with respect to any of the Intellectual Property of any other person or entity. EOS has not received any communication alleging, and, to the best of the Shareholders' knowledge, there is no basis for any allegation, that EOS has violated or, by conducting its business as proposed, would violate any of the Intellectual Property rights of any other person or entity. There is not now due and payable, nor is EOS a party to any license, contract or other agreement pursuant to which EOS would be obligated to pay, by reason of the ordinary course and conduct of its business as presently conducted and as proposed to be conducted, any royalties, honoraria, fees or other payments by reason of EOS's ownership, use, license, sale or disposition of any of EOS's Intellectual Property.

	5.15 	Financial Condition.

		5.15.1 	Financial Statements.  Except as disclosed
therein, the Financial Statements (a) were prepared in accordance with the books and records of EOS; (b) were prepared in accordance with generally accepted accounting principles consistently applied; (c) fairly present EOS's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of EOS's financial condition and the results of its operations for the periods covered by said Financial Statements;
(e) contain and reflect adequate provisions for all reasonably anticipated liabilities for all Taxes with respect to the period then ended and all prior periods; and (f) with respect to contracts and commitments for the sale of goods or the provision of services by EOS, contain and reflect adequate reserves for all reasonably anticipated material losses and all reasonably anticipated costs and expenses in excess of expected receipts.

		5.15.2 	No Undisclosed Liabilities.  Except for (a)
those liabilities specifically reflected or reserved against on the Balance Sheet, (b) those current liabilities for trade or business obligations incurred since September 30, 1997 in connection with the purchase, lease or license of equipment, goods or services, including, but not limited to, payments of salary, compensation and other benefits to or on behalf of the employees of, and consultants to, EOS, in the ordinary course of EOS's business and consistent with past practices (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement), (c) those liabilities arising under any Material Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement) or (d) those liabilities otherwise disclosed in Section 5.15 of the Schedule of Exceptions (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), EOS does not have, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, which individually or in the aggregate are material to the condition (financial or otherwise), assets, liabilities, business, operations or prospects of EOS.

	5.16 	Absence of Certain Changes.  Since the September 30, 1997
EOS has conducted its business only in the ordinary course consistent with past practices and has not:

		5.16.1 	suffered any change, event or condition which,
in any case or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon EOS's condition
(financial or otherwise), assets, liabilities, business, operations or prospects, or EOS's ability to consummate the transactions contemplated herein;

		5.16.2 	suffered any destruction, damage to or loss of
any asset (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of EOS, the value or utility of its assets or EOS's ability to consummate the transactions contemplated herein;

		5.16.3 	incurred any obligation or liability or taken
property subject to any liability, whether absolute, accrued, contingent or otherwise and whether due or to become due, except current liabilities for trade or business obligations incurred since September 30, 1997 in connection with the purchase of goods or services in the ordinary course business and consistent with prior practices, none of which liabilities, in any event, involved a potential liability of EOS in excess of $20,000, individually, or $50,000, in the aggregate;

		5.16.4 	mortgaged, pledged or subjected to any lien or
other encumbrance any of its property or assets, tangible or intangible;

		5.16.5 	sold, transferred, leased or licensed to others
or otherwise disposed of any of its assets, tangible or intangible, except for inventory and services sold, transferred, leased, licensed or otherwise disposed of, in the ordinary course of business consistent with past practices or immaterial amounts of other tangible personal property not required by the business;

		5.16.6 	amended or terminated any Material Contract or
any license or permit or received any notice of termination of any of the same;

		5.16.7 	declared or made any payment of dividends or
other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

		5.16.8 	encountered any labor union organizing
activity, suffered any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or any material change in its relations with its employees, agents, customers or suppliers or suffered any actual or threatened wrongful discharge or other unlawful labor practice action or proceeding;

		5.16.9 	made any change in the rate of compensation,
commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of EOS;

		5.16.10 	changed its accounting methods or practices
(including, without limitation, any change in depreciation or amortization policies or rates) or revalued any of its assets;

		5.16.11 	entered into any transaction, contract or
commitment other than in the ordinary course of business and consistent with prior practices; or

		5.16.12 	entered into any agreement or made any
commitment to take any of the types of action described in paragraphs
5.16.1 through 5.16.2 above.

	5.17 	Title to Properties.  EOS has good and valid title to all
its property and assets, and the same are not subject to any liens, security interests, restrictions or encumbrances except such liens, security interests, restrictions or encumbrances which arise in the ordinary course of EOS's business and do not materially impair, either individually or collectively, ownership or use of such property or assets. With respect to the property and assets which it leases or licenses, EOS is in compliance in all material respects with such leases and licenses and EOS holds a valid leasehold or license interest, as appropriate, free and clear of any liens, security interests, restrictions or encumbrances. Each of the fixed assets of EOS which is used in the current conduct of EOS's business is in good operating and usable condition and repair.

	5.18 	Indebtedness.  Set forth in Exhibit K hereto is a true,
correct and complete list of all agreements, documents and other arrangements under or pursuant to which EOS has any outstanding indebtedness for borrowed money. EOS is not in default in any material respect under any of such agreements, documents or other arrangements, and, to the best of the Shareholders' knowledge, no facts exist on the basis of which, with the giving of notice, the passage of time or both, EOS would be in default in any material respect under any such agreements, documents or arrangements.

	5.19 	Pension Reform Act of 1974.  EOS does not have any employee
benefit plans subject to the provisions of the Employee Retirement
Income Security Act of 1974, as amended.

	5.20 	Tax Matters.

		5.20.1 	Within the times and in the manner prescribed
by law, EOS has filed all tax returns which EOS is required to file, has paid or provided for all Taxes shown thereon to be due and owing by it and has paid or provided for all deficiencies or other assessments of Taxes, interest or penalties owed by it; no taxing authority has asserted, or will successfully assert, any claim for the assessment of any additional Taxes of any nature with respect to any periods covered by any such tax returns; all Taxes which are required to be withheld or collected by EOS have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority or properly segregated or deposited as required by law.

		5.20.2 	Each Tax Return filed by EOS fully and
accurately reflects its liability for Taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future liabilities for Taxes, including the tax bases of its properties and assets. The provisions for Taxes payable reflected in the Financial Statements are fully adequate and correct.

		5.20.3 	No audit of any Tax Return of EOS is in
progress or, to the best of EOS's and the Shareholders' knowledge, threatened.

		5.20.4 	No extensions of time with respect to any date
on which any Tax Return was or is to be filed by EOS is in force.

		5.20.5 	EOS has not waived or extended any applicable
statute of limitations relating to the assessment of any Taxes.

		5.20.6 	No issues have been raised with EOS by any
taxing authority which are currently pending in connection with any Tax Returns. No material issues have been raised in any examination by any taxing authority with respect to EOS which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to any such examination.

		5.20.7 	EOS has not filed a consent pursuant to Section
341(f) of the Code nor has EOS agreed to have Section 341(f)(2) of the Code applied to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code).

	5.21 	Environmental Matters.  EOS has not received any notice
from any governmental or administrative agency informing it of any violation of any environmental laws by EOS, nor has EOS received any notification of any pending investigation or administrative proceeding questioning EOS's compliance with any environmental laws. None of the Shareholders or EOS is aware of any past or present violation by EOS of any environmental laws or of the pendency or threat of commencement of any investigation or administrative proceeding questioning EOS's compliance with any environmental laws. As used in this Section, the term "environmental laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations relating to any or all of the protection of the environment, hazardous substances, hazardous materials, hazardous wastes, toxic substances and environmental conditions, soil and ground water conditions or other similar substances or conditions on, under or about any property owned, leased or operated by EOS, soil and ground water conditions or other similar substances or conditions.

	5.22 	Brokers.  No person or entity is entitled to any brokerage
commission, finder's fee, or like payment from EOS or any Shareholder in connection with the transactions contemplated by this Agreement or any of the Company Documents.

	5.23 	Powers of Attorney and Suretyships.  EOS has no general or
special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, comaker, indemnitor or otherwise in respect of the obligation of any person.

	5.24 	Certain Transactions.  All purchases and sales or other
transactions, if any, between EOS, on the one hand, and any officer, director, shareholder or key employee or affiliate thereof, on the other hand, since the date of the organization of EOS and through the date hereof have been made on the basis of prevailing market rates and terms such that from the perspective of EOS, all such transactions have been made on terms no less favorable than those which would have been available from unrelated third parties.

	5.25 	Suppliers and Customers.  Set forth in Section 5.25 of the
Schedule of Exceptions is a correct and current list of all customers of EOS who purchased more than $10,000 of products or services from EOS during EOS's last full fiscal year, together with summaries of the sales made to each such customer during EOS's last full fiscal year.
No single supplier or customer of EOS is of material importance to EOS.

	5.26 	Compliance With Labor Laws and Agreements.  Section 5.26 of
the Schedule of Exceptions sets forth a true and current list of all of the labor and employment agreements to which EOS is a party and which are now in effect. EOS has complied in all material respects with all such labor and employment agreements and all Applicable Laws and orders relating to the employment of labor. No present or former employee, officer or director of EOS has, or will have at the Closing Date, any claim against EOS for any matter.

	5.27 	Prior Registration Rights.  Except as provided in the
Registration Rights Agreement, EOS is not under any contractual obligation to register under the Securities Act any of its presently outstanding securities or any securities which may hereafter be issued.

	5.28 	Transactions with Shareholders, Directors, Officers, and
Partners. Section 5.28 of the Schedule of Exceptions fully and accurately discloses all existing contracts, commitments, payables, promissory notes, receivables, and other transactions and commitments by and between EOS and any of the shareholders, directors, officers, or employees of EOS.

	5.29 	Interest in Competitors.  None of the officers, directors
or shareholders of EOS has a significant financial, equity or managerial interest in any person or entity which presently is a competitor or customer of EOS. For purposes of this SectionE, an equity interest of less than three percent (3%) and a financial interest requiring payments of less than $20,000 per year shall not be considered a significant interest.

	5.30 	Accounts Receivable.  All accounts receivable of EOS as of
the date of the Unaudited Balance Sheet and all accounts receivable of EOS created after such date arose from valid sales in the ordinary course of EOS's business. Except to the extent reserved against on the Unaudited Balance Sheet, all such accounts receivable are collectible by EOS in ordinary course and conduct of its business, assuming the exercise of due diligence in their collection and reasonable service and support to their respective customers.

	5.31	Insurance.  Section 5.31 of the Schedule of Exceptions
contains a list of every policy of fire, liability or other form of insurance held by or applicable to EOS, and such policies are in full force and effect and will not terminate as to EOS upon the sale of EOS Shares and EOS Common Stock. Such insurance policies are adequate and customary for the conduct of the business of EOS.

	5.32 	Full Disclosure.  All documents and other papers delivered
to ET by or on behalf of EOS in connection with this Agreement and the Company Documents and the transactions contemplated herein and therein are accurate, complete and authentic. Furthermore, the information furnished to ET by or on behalf of the Shareholders with respect to EOS in connection with this Agreement and the Company Documents and the transactions contemplated herein and therein does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading. There is no fact which EOS has not disclosed to ET in writing which could reasonably be expected to have a material adverse effect upon the condition
(financial or otherwise), assets, liabilities, business, operations, properties or prospects of EOS.

6.	Representations and Warranties of Shareholders.  As a material inducement for ET to enter into and perform its obligations under this Agreement, each of the Shareholders severally represents and warrants to ET that all of the following are true and correct.

	6.1	Authorization.  This Agreement and each of the Company
Documents to which the Shareholder is a party constitute, or upon execution and delivery will constitute, valid and legally binding obligations of such Shareholder and are, or will be, enforceable against such Shareholder in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors' rights or by the application of equitable principles when equitable remedies are sought.

	6.2	No Violation.  Neither the execution and delivery of this
Agreement and the Company Documents to which the Shareholder is a party nor the consummation of the transactions contemplated hereby and thereby, nor compliance by such Shareholder with any of the provisions hereof or thereof, does or will violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the EOS Shares owned by such Shareholder, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder may be bound or affected.

	6.3 	Consents.  No consent, approval, or authorization of or
registration, qualification, designation, declaration, or filing with any governmental authority on the part of the Shareholder is required in connection with his valid execution, delivery, or performance of this Agreement and each of the Company Documents, or the consummation of any other transaction contemplated herein or therein.

	6.4 	Litigation.  There are no actions, suits, arbitrations,
proceedings or investigations pending, or, to the best of the Shareholder's knowledge, threatened in any court or before any governmental agency or instrumentality which would prevent the Shareholder's execution and delivery of this Agreement or any of the Company Documents or his carrying out of any of the transactions contemplated herein or therein, or declare the same unlawful or cause the rescission thereof.

	6.5	Stock Ownership.  Such Shareholder (a)Eowns beneficially
and of record and has good and marketable title to such Shareholder's shares of EOS Shares free and clear of all liens, charges, claims, pledges and encumbrances whatsoever; (b)Ehas full right, power and authority to enter into this Agreement and the Company Documents to which the Shareholder is a party and to sell, assign, transfer and deliver such Shareholder's shares of EOS Shares hereunder, free and clear of all liens, charges, claims, pledges and encumbrances whatsoever; and (c)Eupon delivery by ET to such Shareholder of its or his proportionate share of the ET Shares in respect of the EOS Shares owned by such Shareholder, ET will acquire good and marketable title to such EOS shares, thereto, free and clear of all liens, charges, claims, pledges and encumbrances whatsoever.

	6.6 	Investment Intent.  Such Shareholder is acquiring the ET
Shares for investment, for his own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and he has no present intention of selling, granting any participation in or otherwise distributing the ET Shares. He does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation to such person, or to any third person, in or with respect to any of the ET Shares.

	6.7 	No Distribution of ET Shares.  Such Shareholder understands
that the ET Shares will not be registered under the Securities Act in reliance on the so-called "private offering" exemption provided by
Section 4(2) thereof; that the ET Shares will, therefore, constitute "restricted securities" within the meaning of the Securities Act and the rules and regulations thereunder, including Rule 144; and that the certificates representing the ET Shares will bear the following restrictive legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, DISTRIBUTION OR RESALE THEREOF, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL, SKILLED IN SECURITIES MATTERS AND SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

	6.8 	Disclosure of Information.

		6.8.1 	Documents Received.	Such Shareholder has
received from ET a copy of the following documents:

			A.	ET's Annual Report on Form 10-KSB for the
fiscal year ended September 30, 1996;

			B.	ET's Quarterly Reports on Form 10-QSB for the
fiscal quarters ended December 31, 1996, March 31, 1997 and June 30,
1997; and

			C.	Each Current Report on Form 8-K filed by ET
since September 30, 1996.

		6.8.2     Review.	Such Shareholder has reviewed each of the
foregoing documents and reports, has had an opportunity to ask questions and receive answers from ET and its officers and directors regarding such reports and the information therein and has received all additional information which he considers necessary or appropriate for deciding whether or not to enter into this Agreement and to consummate the transactions contemplated hereby.

	6.9 	Tax Advice.  Such Shareholder has sought and received
independent professional advice concerning the treatment of the transactions contemplated by this Agreement under the Code, the rules and regulations thereunder, and the income tax laws of any other applicable taxing jurisdictions, and that he is not relying upon any representation, warranty or other statement made by ET, its counsel or anyone acting on behalf of ET with respect to such treatment or the structuring of the transfer of the EOS Shares under this Agreement as assuring any particular result or treatment under the Code, such rules and regulations, or the income tax laws of any other taxing jurisdiction.

7.	ET'S Representations and Warranties.  ET hereby represents and warrants to each Shareholder as follows.

	7.1 	Organization and Good Standing.  ET is a corporation duly
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of ET, or ET's ability to perform fully its obligations under this Agreement and the Company Documents.

	7.2 	Authority to Execute and Perform Agreements.  ET has all
requisite corporate power, authority and approvals required to enter into, execute and deliver this Agreement and all of the Company
Documents and to perform fully ET's obligations hereunder and thereunder.

	7.3 	Due Authorization: Enforceability.  ET has taken all
actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the Company Documents and to consummate the transactions contemplated herein and therein. This Agreement and the Company Documents, or upon execution and delivery will be, are the legal, valid and binding obligations of ET, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

	7.4	Issuance of Shares.  The offer, issuance, and sale of the
ET Shares pursuant to this Agreement are, and at the time of issuance thereof, will be, exempt from the registration and prospectus delivery requirements of the Securities Act and the qualification requirements of applicable state securities laws.

	7.5	Articles and Bylaws.  The copies of the Articles of
Incorporation and By-Laws of ET delivered to the Shareholders on or before the Closing Date are, and on the Closing Date will be, true and complete and are, and on the Closing Date will be, as in effect on the date hereof.

	7.6	No Conflict.  Neither the execution and delivery of this
Agreement and the Company Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by ET with any of the provisions hereof or thereof, will:

		7.6.1	violate, or conflict with, or result in a breach of
any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of ET, or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which it is a party, or by which it or any of its properties or assets may be bound or affected; or

		7.6.2	violate any order, writ, injunction or decree, or any
statute, rule or regulation applicable to ET or any of its properties or assets.

	7.7	Necessary Permits.  Prior to the Closing Date, ET will have
obtained any and all permits, approvals and consents (or appropriate waivers thereof) of agencies of any jurisdiction and of any other governmental body or agency which counsel for the Shareholders and ET may reasonably deem necessary or appropriate in order to ensure that consummation of the transactions contemplated by this Agreement will be in compliance with all applicable laws, rules, regulations, orders and directives of such jurisdictions, bodies and agencies.

	7.8	Investment Intent.  ET is acquiring the EOS Shares
hereunder and under the Short-Form Agreements for investment for its own account and not with a view to the sale or distribution of any part thereof and that it has no present intention of selling, granting participation in, or otherwise distributing the same.

	7.9	Financial Statements and Reports.

		7.9.1 	ET has filed with the Commission and has
heretofore made available to the Shareholders true and complete copies of all forms, reports, Securities, statements and other documents required to be filed by it since January 1, 1996 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing to the date hereof, collectively the "ET SEC Filings"). The ET SEC Filings, including without limitation any financial statements included therein, at the time filed, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and the applicable rules and regulations of the Commission thereunder. The financial statements, contained in the ET SEC Filings are in accordance with the respective books and records of ET and its consolidated subsidiaries, have been prepared in accordance with generally accepted accounting principles ("U.S. GAAP") consistently applied throughout the periods involved, except as otherwise indicated therein, and present fairly (subject, in the case of unaudited statements, to normal recurring audit adjustments) the consolidated financial position of ET and its consolidated subsidiaries as of the respective dates, and the consolidated results of operations and retained earnings and cash flows of ET and its consolidated subsidiaries for the respective periods indicated thereby.

		7.9.2 	Except as and to the extent set forth in ET's
Annual Report on Form 10-K for the period ended September 30, 1996, (the "1996 10-K"), as of September 30, 1996, neither ET nor any of its consolidated subsidiaries had any known liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which would be required by U.S. GAAP to be reflected in a consolidated balance sheet of ET and its consolidated subsidiaries (including the notes thereto).

		7.9.3 	Since September 30, 1996, except as disclosed
in the ET SEC Filings, there has not occurred any material adverse change in the financial condition or operations of the business of ET and its consolidated subsidiaries considered as a whole.

		7.9.4 	No statement contained in any of the ET SEC
Filings, as of the date of such ET SEC Filing, contained any untrue statement of a material fact, or omitted or will omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were or will be made.

	7.10 	Compliance with Laws; Legal Proceedings.

		7.10.1	To the best of ET's knowledge and except as
disclosed in the ET SEC Filings, neither ET nor any of its subsidiaries is in violation of any applicable foreign, federal, state or local law, statute, rule, regulation, ordinance, order, injunction, decree, or other requirement or judgment entered by any foreign, federal, state or local court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of ET or any of its subsidiaries, which violation would have a materially adverse effect on the financial condition, assets, business or properties of ET and its subsidiaries considered as a whole.

		7.10.2 	Except as disclosed in the ET SEC Filings or
provided for in the financial statements (including the notes thereto) contained in the ET SEC Filings, there is no order, injunction or decree outstanding, and no legal, administrative, arbitration or other proceeding or governmental investigation pending, or, to the best knowledge of ET, any claims against or relating to ET or to any of its subsidiaries or their respective assets or businesses, which would, individually or in the aggregate, have a material adverse effect on the financial condition or business of ET and its subsidiaries considered as a whole.

8.	Indemnification.

	8.1 	Indemnification by Shareholders.  Each of the Shareholders
jointly and severally, on the basis hereinafter set forth, shall indemnify, defend and hold harmless ET and each of its shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all losses which may be incurred or suffered by any such party and which may arise out of or result from the breach or inaccuracy of any representation, warranty, covenant or agreement of any of the Shareholders contained in this Agreement or in any of the Company Documents; provided that each Shareholder's indemnification obligation with respect to breach or inaccuracy of any representation in Section 6 of this Agreement shall be a separate obligation and not a joint and several obligation. To the extent such breach or inaccuracy of any representation, warranty, covenant or agreement results in losses to which EOS would not have been subjected had the state of facts been as represented or warranted or had the covenant or agreement been performed, ET as the direct or indirect owner of EOS shall also be deemed to have been damaged to the extent of ET's proportionate interest in such losses, determined on the basis of ET's percentage stock interest in EOS, despite the fact that EOS may have been subjected to such losses absent the consummation of the transactions contemplated by this Agreement.

	8.2 	Indemnification by ET.   ET shall indemnify, defend and
hold harmless each of the Shareholders and each of their respective affiliates, assigns and successors in interest, agents, attorneys and representatives, from and against any and all losses which may be incurred or suffered by any such party and which may arise out of or result from the breach or inaccuracy of any representation, warranty, covenant or agreement of ET contained in this Agreement or in any of the Company Documents.

	8.3 	Notice to Indemnifying Party.  If any party (the
"Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Section or Section hereof or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The timely delivery of any such notice shall not be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, unless the delay or untimely delivery of any such notice is materially prejudicial to the right or ability of the Indemnifying Party to defend against the claim, action or proceeding which is the subject of the notice. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section .

	8.4 	Defense by Indemnifying Party. In connection with any claim
giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party delivered within 15 days after receipt by the Indemnifying Party of a notice for a claim for indemnification, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party reasonably determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable for (a) the costs and expenses of more than one such separate counsel or (b) the costs and expenses of any such separate counsel which are incurred prior to the date on which the Indemnified Party delivers to the Indemnifying Party written notice of the engagement of such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third-party claim in a reasonably prudent manner.

	8.5 	Survival of Representations and Covenants of the
Shareholders.

		8.5.1 	Section 5 Representations.  Notwithstanding any
right of ET to investigate the affairs of EOS and notwithstanding ET's knowledge of facts determined or determinable by ET pursuant to such investigation or right of investigation, ET shall have the right to rely fully upon the representations, warranties, covenants and agreements of each of the Shareholders contained in this Agreement or in any Company Documents. With the sole exception of those representations set forth in Section hereof and those covenants which are to be performed after the Closing (which shall survive until three
(3) years after the date for the performance of such covenant), each representation, warranty, covenant and agreement of each of the Shareholders contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the third (3rd) anniversary of the Closing Date. No claim or action for indemnity pursuant to Section hereof for breach or inaccuracy of any such representation, warranty, covenant and agreement of any of the Shareholders shall be asserted or maintained by ET after the expiration of such representation, warranty, covenant and agreement pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration.

		8.5.2 	Section 6 Representations.  Notwithstanding any
right of ET to investigate the affairs of EOS and notwithstanding ET's knowledge of facts determined or determinable by ET pursuant to such investigation or right of investigation, ET shall have the right to rely fully upon the representations, warranties, covenants and agreements of each of the Shareholders contained in this Agreement or in any Company Documents. Each representation of each of the Shareholders contained in Section hereof shall survive the execution and delivery of this Agreement and the Closing and shall survive until a claim thereon is barred by the applicable statute of limitations. No claim or action for indemnity pursuant to Section hereof for breach or inaccuracy of any such representation shall be asserted or maintained by ET after the expiration of such representation pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration.

	8.6 	Survival of Representations and Covenants of ET.	Each
representation, warranty, covenant and agreement of ET contained herein shall survive the execution and delivery of this Agreement and the Closing and thereafter shall terminate and expire on the third (3rd) anniversary of the Closing Date. No claim or action for indemnity pursuant to Section hereof for breach of any representation, warranty, covenant and agreement of ET shall be asserted or maintained by any Shareholder after the expiration of such representation, warranty, covenant and agreement pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration.

	8.7 	Satisfaction.  Notwithstanding anything in this Agreement
to the contrary, each Shareholder may satisfy his indemnification obligation under Section by surrendering to ET a number of shares of ET Common Stock having a fair market value at the time of surrender equal to the amount of the claim for which ET is entitled to indemnification. For purposes of this Section, the fair market value of the ET Common Stock at any time shall be the average of the closing price, if any, or bid price, if there is no closing price, as reported on the principal exchange or quotation service on which the ET Common Stock is reported, over the twenty (20) trading days immediately preceding the date on which the Shareholder delivers to ET notice that he intends to satisfy his indemnification obligation through the surrender of shares of ET Common Stock. If the ET Common Stock is not then listed on an exchange or quotation service, the fair market value of the ET Common Stock shall be determined by appraisal by three appraisers, one of whom is selected by the Shareholder(s), one of whom is selected by ET and one of whom is selected by the other two appraisers, and the fair market value shall be the average of the values determined by the three appraisers.

	8.8 	Limitation.	Notwithstanding anything in this Agreement to
the contrary, each Shareholder's indemnification obligation with respect to any claim under this Agreement, other than the breach or inaccuracy of any representation or warranty contained in Section hereof, shall be subject to the following limitations.

		8.8.1 	The amount that a Shareholder shall be
obligated to pay with respect to a claim made on or before the first anniversary of the Closing Date shall not exceed the sum of (a) the surrender of all ET Shares then held by the Shareholder, and (b) the cash amount equal to the sum of (i) the gross proceeds realized by the Shareholder from the sale or other transfer for value of any of the ET Shares prior to the date of the Shareholder's satisfaction of the indemnification obligation, and (ii) the fair market value of any ET Shares, as determined under Section hereof as of the date of the Shareholder's satisfaction of the indemnification obligation, which the Shareholder transferred other than for value prior to the date of satisfaction of the indemnification obligation other than for value.

		8.8.2 	The amount that a Shareholder shall be
obligated to pay with respect to a claim made after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date shall not exceed the sum of (a) the surrender of one-half (1/2) of the ET Shares then held by the Shareholder, and (b) the cash amount equal to one-half of the sum of (i) the gross proceeds realized by the Shareholder from the sale or other transfer for value of any of the ET Shares prior to the date of the Shareholder's satisfaction of the indemnification obligation, and (ii) the fair market value of any ET Shares, as determined under Section hereof as of the date of the Shareholder's satisfaction of the indemnification obligation, which the Shareholder transferred other than for value prior to the date of satisfaction of the indemnification obligation other than for value.

		8.8.3 	The amount that a Shareholder shall be
obligated to pay with respect to a claim made after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date shall not exceed the sum of (a) the surrender of one-third (1/3) of the ET Shares then held by the Shareholder, and (b) the cash amount equal to one-third (1/3) of the sum of (i) the gross proceeds realized by the Shareholder from the sale or other transfer for value of any of the ET Shares prior to the date of the Shareholder's satisfaction of the indemnification obligation, and (ii) the fair market value of any ET Shares, as determined under Section hereof as of the date of the Shareholder's satisfaction of the indemnification obligation, which the Shareholder transferred other than for value prior to the date of satisfaction of the indemnification obligation other than for value.

	8.9 	No Limitation.  Nothing in this Agreement shall be deemed
to limit each Shareholder's indemnification obligation with respect to any claim under this Agreement relating to the breach or inaccuracy of any representation or warranty contained in Section hereof.

	8.9 	Contribution; Subrogation.	Notwithstanding anything in
this Agreement to the contrary, none of the Shareholders shall have any right to seek or obtain contribution or indemnification from EOS with respect to any amount that they pay or are obligated to pay under Section hereof or otherwise in satisfaction of any claim for indemnification made against them under this Agreement.

9.	Shareholder Pre-Closing Covenants.

	9.1	General Conduct of Business.  From and after the date
hereof, and until the Closing Date, the Shareholders shall, unless ET shall otherwise agree in writing, cause EOS:

		9.1.1 		to permit ET, through its
representatives, accountants and attorneys, to make such investigations of the business and properties and of the financial and legal condition of EOS as ET may reasonably deem necessary or advisable, and to make available to such persons on the premises of EOS all such books, records and other data as they may reasonably request;
		9.1.2 		to carry on its business in the ordinary
course;

		9.1.3 		to refrain from doing, or causing to be
done, anything which is represented and warranted not to have been done since the Balance Sheet Date in Section hereof;

		9.1.4 		to refrain from incurring any obligation
or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business and individually not involving an aggregate expenditure by EOS in excess of $5,000;

		9.1.5 		to refrain from amending EOS's Articles
of Incorporation or By-laws and from making any change in its authorized capital stock;

		9.1.6 		to refrain from issuing any shares of
capital stock or any options, warrants or other rights to acquire any shares of capital stock;

		9.1.7 		to continue to insure EOS and all
property, real and personal, owned or leased by EOS substantially in accordance with its current practice, and to use, operate, maintain and repair all property in accordance with EOS's current practice;

		9.1.8 		to use its best efforts (without making
any commitments on behalf of ET) to preserve EOS's business organization intact, to keep available to ET EOS's present key employees, and to preserve for ET EOS's present relationships with its suppliers and customers and others having business relationships with it;

		9.1.9 		to refrain from doing any act or omitting
to do any act, or permitting any act or omission to act, which will cause a breach of any material contract, commitment or obligation of EOS; and

		9.1.10 	to furnish to ET within fifteen (15) days after
the end of a fiscal month an unaudited balance sheet and income statement of EOS for such period.

	9.2 	Other Events.	EOS currently is in negotiations with
respect to the following transactions: (a) the acquisition from General Research Corporation International, Inc. ("GRCI") of certain assets previously used in connection with GRCI's "Flow Gemini" product line (the "Flow Gemini Transaction"); and (b) the establishment with one or more entities in New Mexico of high-speed telecommunications facilities (the "New Mexico Transaction"). From and after the date hereof, and until the Closing Date, the Shareholders shall, unless ET shall otherwise agree in writing, cause EOS:

		9.2.1 		to promptly advise ET of any material
developments with respect to either the Flow Gemini Transaction or the New Mexico Transaction;

		9.2.2 		to provide ET a copy of any proposed
agreement with respect to the Flow Gemini Transaction or the New Mexico Transaction at least five (5) business days prior to EOS's entry into such agreement;

		9.2.3 		to refrain from taking any action or
making any representation that would obligate ET with respect to any matter relating to the Flow Gemini Transaction or the New Mexico
Transaction prior to the Closing Date; and

		9.2.4 		to deliver to ET a copy of any agreement
that EOS enters into with respect to the Flow Gemini Transaction or the New Mexico Transaction promptly after such agreement is executed.

	9.3 	Completion of Exhibits.  On or before December 31, 1997,
the Shareholders shall deliver to ET true, correct and complete copies of all Exhibits to this Agreement reflecting all applicable information as of December 31, 1997.

10.	Conditions Precedent.

	10.1	Conditions Precedent to ET's Obligations.  The obligation
of ET to consummate the transactions contemplated under this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions. ET may waive any of the following conditions precedent.

		10.1.1	The representations and warranties of the
Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

		10.1.2 	The Shareholders shall have performed and
complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

		10.1.3	On the Closing Date, no action or proceeding
shall be pending by any public authority, private individual or entity before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Agreement, any of the Short-Form Agreement or any of the transactions contemplated hereby or thereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby or thereby.

		10.1.4	All proceedings to be taken in connection with
the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ET and its counsel, and ET and its counsel shall have received copies of such documents as ET and its counsel may reasonably request in connection therewith.

		10.1.5	The business, assets and properties of EOS
shall not have been materially and adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, flood, drought, riot, civil disturbance, uprising, activity of armed forces, or act of God or public enemy, whether or not covered by applicable insurance.

		10.1.6	Between September 30, 1997 and the Closing Date
there shall have been no materially adverse change in the position, financial or otherwise, or the assets, liabilities or results of operations of EOS and no changes other than in the ordinary course of business or as permitted or contemplated by this Agreement.

		10.1.7	There shall have been obtained any and all
permits, approvals and consents of agencies of any jurisdiction and of any other governmental body or agency which counsel for ET may reasonably deem necessary or appropriate in order to ensure that consummation of the transactions contemplated by this Agreement will be in compliance with the applicable laws, rules and regulations.

		10.1.8	On the Closing Date, the Shareholders shall
have delivered to ET a certificate executed by the Shareholders to the effect that the conditions set forth in Sections 10.1.1, 10.1.2, 10.1.5 and 10.1.6 have been satisfied and, to the best of the Shareholder's knowledge, no action or proceeding of the type described in Section
10.1.3 above is pending as of the Closing Date.

		10.1.9 	ET shall not have terminated this Agreement
pursuant to Section  hereof.

		10.1.10  	The Shareholders shall have (a) delivered to ET
a written description of the status, as of the Closing Date, of the Flow Gemini Transaction and the New Mexico Transaction and (b) represented and warranted that such description is true, correct and complete.

		10.1.11 	ET shall have accepted, in its sole discretion,
the status of the Flow Gemini Transaction and the New Mexico
Transaction and all related agreements existing as of the Closing Date.

		10.1.12  	Each of the Shareholders shall participate in
the Closing and shall transfer all of his EOS Shares to ET at the Closing.

		10.1.13  	Each of the shareholders of EOS other than the
Shareholders shall have executed and delivered to ET a Short-Form
Agreement and the transactions contemplated under each Short-Form

Agreement shall have been consummated at or prior to the Closing.

		10.1.14 	Each of Michael C. Ditmore and Mel Beckman
shall have entered into a written Employment Agreement with ET providing for their employment with ET after the Closing and the terms and conditions of such Employment Agreements shall be acceptable to ET in its sole discretion.

		10.1.15 	Each employee and consultant who holds,
immediately prior to the Closing, an option or other right to acquire any shares of capital stock of EOS shall have exchanged, as of the Closing Date, such option or right for a stock option granted under ET's 1996 Equity Incentive Plan.

		10.1.16 	All of the indebtedness of EOS for borrowed
money shall have been paid or shall have been converted into shares of Common Stock of EOS and all warrants to purchase shares of Common Stock of EOS shall have been exercised, cancelled or exercised in part and the unexercised portion cancelled.

		10.1.17 	Neither ET nor its counsel shall be aware of
any facts which would prevent the transactions contemplated in this Agreement and the Short-Form Agreements from being treated for income tax purposes as a tax-free B-reorganization under Section 328(a)(1)(B) of the Code.

		10.1.18 	ET shall have confirmed that none of this
Agreement, the Company Documents, the Short-Form Agreements or any of the transactions contemplated herein or therein shall be required to be approved by the shareholders of ET.

		10.1.19 	ET shall have received true, correct and
complete copies of all Exhibits to this Agreement on or before December
31, 1997.

		10.1.20 	All of the Exhibits to this Agreement,
including any updated Exhibits delivered pursuant to Section 10.1.19 above shall, as of the Closing Date, be acceptable to ET, in its sole discretion.

	10.2.	Conditions Precedent to Shareholders' Obligations.  The
obligation of the Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions. The Shareholders may waive any of the following conditions precedent.

		10.2.1	The Shareholders shall not have terminated this
Agreement pursuant to Section  hereof.

		10.2.2	The representations and warranties of ET
contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.
		10.2.3	ET shall have performed and complied with all
covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

		10.2.4	On the Closing Date, no action or proceeding
shall be pending by any public authority, private individual or entity before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Agreement or any of the Short-Form Agreements or the transactions contemplated hereby or thereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby or thereby.

		10.2.5	At the Closing on the Closing Date, ET shall
have delivered to the Shareholders a certificate executed by an officer of ET to the effect that the conditions set forth in Sections 10.2.2 and 10.2.3 have been satisfied.

		10.2.6	Between September 30, 1997 and the Closing Date
there shall have been no materially adverse change in the position, financial or otherwise, or the assets, liabilities or results of operations of ET and no changes other than in the ordinary course of business or as permitted or contemplated by this Agreement.

		10.2.7	All proceedings to be taken in connection with
the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Shareholders and their counsel, and the Shareholders and their counsel shall have received copies of such documents as they may reasonably request in connection with said transactions.

11.	Termination.  This Agreement may be terminated at any time prior to the Closing as follows, and in no other manner:

	11.1	by mutual consent of ET and the Shareholders;

	11.2	by ET or the Shareholders, if, at or before the Closing,
any conditions set forth herein for the benefit of the ET or the Shareholders, respectively, shall not have been timely met;

	11.3	by ET or the Shareholders, if the Closing of the
transactions contemplated by this Agreement shall not have occurred on or before January 31, 1998, or such later date as may have been agreed upon in writing by the parties hereto; and

	11.4	by ET or the Shareholders, if any representation or
warranty made herein for the benefit of ET or the Shareholders, respectively, or in any certificate or document furnished to ET or the Shareholders, respectively, pursuant to this Agreement is untrue in any material respect, or ET or the Shareholders, respectively, shall have defaulted in any material respect in the performance of any material obligation herein contained.
If this Agreement is terminated with respect to any Shareholder, it shall be deemed terminated with respect to all of the Shareholders.

12.	Miscellaneous Provisions.

	12.1 	Further Assurances.  Each party to this agreement shall
take such additional actions and shall execute such documents and instruments as may be necessary or proper to cause the occurrence of any conditions precedent or conditions subsequent to his or her obligation to perform or as may otherwise be appropriate to effectuate the purposes and intention of this Agreement or to consummate the transactions contemplated hereunder.

	12.2 	Force Majeure.  None of the parties hereto shall be liable
for any delay or default in performing its obligations hereunder if such delay or default is caused by force majeure, such as wars of insurrection, strikes, fires, vandalism, floods, work stoppages, embargoes and/or lack of materials. In the event any such delay or default caused by force majeure shall continue for ninety (90) days or more, then non-delaying party shall be entitled to terminate this agreement upon thirty (30) days' written notice to the other party of intention to terminate.

	12.3 	Counterparts and Execution.  This agreement may be executed
in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument binding on all the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

	12.4 	Interpretation.  As used in this agreement, and whenever
the context indicates or requires, the masculine, feminine and neuter gender and the singular or plural numbers shall each be deemed to include the other, and the words "person" and "party" shall include any corporation, partnership, firm, trust, or association. The captions to the various Sections and paragraphs of this agreement are for convenience and reference purposes only and are not intended and shall not be construed to limit the provisions to which they relate.

	12.5 	Construction.  The parties agree that each party and its
counsel have reviewed and revised this agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this agreement or any amendments of Exhibits thereto.

	12.6 	Representation by Counsel.  Each of the parties have had
the advice of their respective independent counsel in connection with the execution of this agreement, have had the entire agreement fully explained by such counsel, and are fully aware of and understand the contents of this agreement.

	12.7 	Governing Law.  This agreement, the construction and
enforcement of its terms, and the interpretation of the rights and duties of the parties hereunder shall be governed by the laws of the State of California.

	12.8 	Partial Invalidity.  Each term and provision of this
agreement shall be valid and enforceable to the fullest extent permitted by law. If any term or provision of this agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

	12.9 	Arbitration.  Unless the relief sought requires the
exercise of the equity powers of a court of competent jurisdiction, any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or the application or validity thereof, shall be submitted to arbitration. Such arbitration proceedings shall be held in Santa Barbara, California, in accordance with the rules then obtaining of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable. Any award rendered in any such arbitration proceedings shall be final and binding on each of the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction.

	12.10 	Attorneys' Fees.  Should any action or proceeding be
necessary to construe or enforce the terms or conditions of this agreement, or the application or validity thereof, then the party prevailing in such action shall be entitled to recover its reasonable attorneys' fees and other court costs, together with any costs and attorneys' fees incurred in enforcing any judgment entered therein.

	12.11 	Exhibits.  All Exhibits or appendices attached or
referred to in this agreement are incorporated in this agreement by such reference and are made a part hereof as though they were fully set forth herein.

	12.12 	Complete Agreement.  This written instrument,
together with any Exhibits or appendices referred to herein, constitutes the entire understanding of the parties with respect to the matters that are the subject of this agreement, and no representations, warranties or covenants not included in this Agreement may be relied upon by any party hereto.

	12.13	 Confidentiality.	All information relating to EOS obtained
by ET and any of its authorized representatives pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby, shall be kept confidential by ET and each of its representatives and shall not be used by any of them for any purpose other than in connection with the transactions contemplated hereby;
provided that the foregoing shall not apply to (a) any information generally available to the public on the date hereof or which becomes generally available to the public through no fault of ET or its representative, but only from and after the date such information becomes so available, and (b) any information obtained by ET from a third party having the right to disclose such information.

	12.14	 Notices.  All notices and other written communications
required or permitted to be transmitted to any party to this Agreement pursuant to the provisions hereof shall be personally delivered to such party or mailed postage prepaid by registered or certified mail, or sent by facsimile or other form of electronic transmissions, addressed to such party at the address set forth on Exhibit L hereto or such other address as hereafter may be given for purposes of such notice. Any notice or other written communication sent in accordance with the foregoing shall conclusively be deemed to have been received at the time of delivery, if personally delivered, or five (5) days after the date of mailing, if mailed, or two (2) days after transmission, in sent by facsimile or other form of electronic transmission.

	12.15 Successors. This Agreement shall be binding upon and inure to the benefit of the transferees by operation of law, successors and assigns of any party hereto or otherwise bound hereby, whether or not any such person shall have executed this Agreement or otherwise agreed to become bound hereby. Except as otherwise expressly provided for herein, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, other than the parties hereto.

	12.16	Expenses.  Each of the parties shall pay all costs and
expenses incurred by it in negotiating and preparing this Agreement and the Company Documents and in carrying out the transactions contemplated hereby and thereby.

	12.17	Third Party Benefit.  The parties do not intend to confer
any benefit on any person, firm, corporation, entity or individual other than the parties to this Agreement by reason, directly or indirectly, of the parties' execution and delivery of this Agreement, including all Exhibits to this Agreement, and any related documents, Schedules, certificates and opinions.

	12.18	Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE
COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE
ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF
THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL,
UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY
SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON
SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

	IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement the day and year first above written.

"ET"						"SHAREHOLDERS"

ExperTelligence, Inc.

By:_________________________		___________________________
   Denison W. Bollay				Michael C. Ditmore
	president


By:_________________________		____________________________
   Robert W. Reali				Thomas J. Harriman
	Secretary

						____________________________
						Norman Sprague